May 20, 1998


To Ordacard Hi-Tec Industries (1995) Ltd. and the Ordacard Shareholders Listed on Exhibit A Attached Hereto
2 Alon Hatavor St. Industrial Park
P.O. Box 3005
Caesarea, Israel   38900

Dear Sirs:

               This letter, when signed by Ordacard Hi-Tec Industries (1995) Ltd., an Israeli corporation ("Ordacard"), and those persons set forth on Exhibit A hereto (the "Ordacard Shareholders"), will confirm the recent discussions between Ordacard and Ambient Corporation, a Delaware company ("Ambient"), relating to the proposed merger (the "Merger") of Ordacard into a wholly-owned subsidiary of Ambient (the "Ambient Sub") to be formed in Israel prior to the Final Closing (as defined herein). This letter embodies our proposal for such Merger and outlines certain of the terms and conditions upon which such transaction would be effected.

               1. METHOD OF MERGER. The Merger will be structured as a statutory merger, pursuant to Section 234 of the Israeli Companies Ordinance (New Version)
- 1983 (the "ICO") and Sections 103 and 104 of the Israel Income Tax Ordinance (the "Tax Law"), of Ordacard with and into Ambient Sub, such that Ambient Sub will be the surviving corporation after the consummation of the Merger and pursuant to which all of the assets and liabilities of Ordacard will be transferred to Ambient Sub and Ordacard will be liquidated, subject to and in accordance with all of the terms and conditions set forth herein.









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Ordacard Hi-Tec Industries, LOI
Page 2


               2. CONSIDERATION. The issued and outstanding capital stock of Ordacard, on a fully diluted basis as of the date hereof, consists of 400,000 ordinary shares, NIS 1 par value per share (the "Ordacard Stock"). The Ordacard Stock is owned by the Ordacard Shareholders in the amounts set forth opposite the name of each Ordacard Shareholder. On the Final Closing Date, as consideration therefor, Ambient will issue to the Ordacard Shareholders, in proportion to their holdings in Ordacard, that number of shares of Ambient's common stock, par value $.001 per share (the "Common Stock") equal to 50% of Ambient's issued and outstanding Common Stock, on a fully diluted basis, after giving effect to the proposed Equity Financing (as hereinafter defined), but without giving effect to the outstanding Ambient warrants for 52,500 shares as of the date hereof and as disclosed in the Ambient prospectus dated February 12, 1998 (the "Ambient Acquired Shares") free and clear of any and all liens, claims, charges and encumbrances whatsoever.

               The Ambient Acquired Shares will be unregistered and the certificates evidencing the same will each bear a legend to that effect. On the Final Closing Date (as defined herein), the Company will enter into a registration rights agreement with each Ordacard Shareholder granting one demand and certain piggy-back registration rights to each such holder, subject, in all cases, to reduction in the reasonable determination of the managing underwriter of the underlying offering, provided any Ambient shareholders also exercising registration rights shall be reduced on a pro-rata basis.

               3. CERTAIN EMPLOYMENT ARRANGEMENTS; MANAGEMENT. (a) Upon the Final Closing Date, Jacob Davidson will resign as President and Chief Executive Officer (but will remain Chairman of the Board of Directors) and Elie Garber ("Garber") will be appointed either the President and Chief Executive Officer or only the President of Ambient and its subsidiaries (which will then consist of Ambient Ltd. (95% subsidiary) and Ambient Sub (with Ordacard merged with and into it) pursuant to the terms of a two-year employment agreement to be negotiated.

                   (b) Upon the Final Closing, the Ordacard Shareholders, Jacob Davidson and Elie Wurtman and Ambient will enter into a shareholders' agreement providing for certain customary rights and obligations, including the determination of the Board of Directors, mutual agreements to vote for director nominees and rights to examine the books and records of Ambient.



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Ordacard Hi-Tec Industries, LOI
Page 3



               4. BOARD OF DIRECTORS. Ambient currently has two directors: Jacob Davidson and Elie Wurtman. Ambient's bylaws provide for an initial Board of three directors and that the number of directors shall be set from time to time by the Board. Vacancies may be filled by a majority of existing directors. A vacancy exists if the authorized number of directors is increased. On the Final Closing Date, Ambient shall cause its directors to increase the authorized number of directors to ten (10) and then fill five of the resulting vacancies with five designees of certain of the Ordacard Shareholders as determined below, effective on the Final Closing Date. Garber shall be entitled to designate two directors and each of Messrs. Galil and Silver and USBC Capital Corporation shall be entitled to designate one director. The designee of any of the above Ordacard Shareholders who are individuals may be himself.

               5. LOAN. (a) Subject to the provisions of this Section 5, Ambient shall loan to Ordacard the principal sum of $1,000,000 (the "Loan"), $350,000 of which shall be paid on the execution of this letter of intent and the remaining $650,000 of which shall be paid on or before July 1, 1998. Payment shall be made in readily available funds. The Loan will be evidenced by two convertible promissory notes (the "Notes", and each individually shall be called a "Note") secured by Ordacard's assets (including all real and personal property, cash, cash equivalents and accounts receivable of Ordacard) (the "Collateral") and subordinated to Ordacard's secured bank loans in existence on the date of the Loan (the "Senior Bank Loans") in accordance with applicable law and the provisions of any documents governing such Senior Bank Loans regarding Ordacard's incurrence of additional junior debt. The Notes shall be substantially identical, and in the form attached hereto as Exhibit B, except that the first Note will be in the principal amount of $350,000 (the "First Note") and the second Note will be in the principal amount of $650,000 (the "Second Note"). The Notes shall bear interest at 6% per annum. If the Merger and Equity Financing have not been consummated by December 31, 1998, then, on such date, Ambient shall be entitled, at its option, to demand full payment of the aggregate outstanding principal and accrued interest on the Notes through the date of payment (which amount shall be due and payable within 90 days of such demand), or convert at its sole option the aggregate outstanding principal and interest into 50,000 shares of Ordacard. In the event of a material breach of any representation, covenant or agreement set forth in this letter or a Definitive Agreement (as defined below) by Ordacard, as the case may be, Ambient shall be entitled to demand, on five days notice, full payment of the aggregate outstanding principal and accrued interest on each of the Notes through the date of payment.



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Ordacard Hi-Tec Industries, LOI
Page 4


               If Ambient shall not have delivered the payment of $650,000 by July 1, 1998, Ordacard shall be entitled within five days from such date, at its option and on written notice to Ambient, to either (i) convert the outstanding principal amount and accrued interest of the First Note into 14,510 shares of Ordacard's capital stock, or (ii) pay to Ambient in readily available funds the principal amount of $350,000 plus accrued interest through the date of payment.

                       (b) Ordacard and Elie Garber hereby represent and warrant to Ambient that Ordacard has obtained from its lenders any and all consents or other approvals, copies of which are attached hereto as Exhibit C, required under the Senior Bank Loans in connection with the Loan and the execution and delivery by Ordacard of the Notes.

                       (c) Ordacard and Elie Garber further represent and warrant to Ambient that (i) the execution and delivery of each of the Notes will not constitute a default under or conflict with any agreement or arrangement or other instrument to which Ordacard or its Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) are bound; (ii) subject to subsection
(b) above, do not require the consent of any other individual or entity apart from The Israel Investment Center; and (iii) will not violate any law, rule or regulation by which Ordacard or any of its Affiliates is bound.

                       (d) Ambient and Jacob Davidson hereby represent and warrant to Ordacard that Ambient has obtained from its lenders any and all consents or other approvals, if any, required in connection with the Loan and the receipt of the Notes.

                       (e) Ambient and Jacob Davidson further represent and warrant to Ordacard that (i) the making of the Loan and the receipt of each of the Notes will not constitute a default under or conflict with any agreement or arrangement or other instrument to which Ambient or its Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) are bound; (ii) subject to subsection (c) above, do not require the consent of any other individual or entity; and (iii) will not violate any law, rule or regulation by which Ambient or any of its Affiliates is bound.

                       (f) Upon delivery of the payment of the principal amount of each of the Notes to Ordacard, Ordacard shall deliver to Ambient an executed Note and shall execute all such further documents and shall promptly take or cause to be taken all such further actions necessary to perfect Ambient's security interest in the Collateral, including filing all forms required therefor by the State of Israel.



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Ordacard Hi-Tec Industries, LOI
Page 5




                       (g) From the date hereof through January 16, 1999, Ordacard hereby agrees not to issue any additional shares of Ordacard, whether by exercise of an option or otherwise, or any securities convertible into Ordacard Stock, or subdivide or split or effect any recapitalization of Ordacard Stock; Provided, however, that Ordacard shall be permitted to issue and sell to any third party an aggregate of 50,000 shares of Ordacard stock for an aggregate purchase price of not less than $1,000,000. Such sale shall not effect the number of shares payable to Ambient pursuant to Section 5(a) above with respect to the Notes.

                       (h) The Notes shall contain regular and customary anti-dilution provisions.

               6. REPRESENTATIONS AND WARRANTIES. The definitive Merger agreement(s) (the "Definitive Agreements") will contain customary (a) representations and warranties which shall be true and correct as of the date thereof and as of the date of the Initial Closing (as defined herein) and Final Closing and (b) covenants which shall be performed by the appropriate parties as a condition to each of the Initial Closing and Final Closing of the Merger including, without limitation, those referred to in this letter.

               7. CONDUCT OF BUSINESS PENDING CLOSING. Between the date hereof and the date of Final Closing or the earlier termination of this letter, each of Ordacard and Ambient (including Ambient Ltd.) shall conduct its operations according to its ordinary and usual course of business consistent with past practice, shall not engage in any extraordinary transactions and shall use its best efforts to preserve intact its business organization, to keep available the services of its current officers and employees and to maintain satisfactory relationships with customers and others having business relationships with it.

               8. MUTUAL DUE DILIGENCE; CONFIDENTIALITY. (a) The Initial Closing and Final Closing of the Merger are subject to the completion, on or prior to the date of execution of the Definitive Agreements, of and Ambient's satisfaction with a due diligence review of Ordacard's business, including its financial condition and operations. Immediately after the execution and delivery of this letter, Ordacard agrees to arrange for Ambient and its representatives to have access to Ordacard's books and records (including copies of all material contracts, budgets, projections, customer order books and supplier data) employees, professional representatives (including counsel and accountants), major creditors (including its existing lenders), customers and suppliers as well as to such other information and other persons relating to Ordacard's business as Ambient may reasonably request.



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Ordacard Hi-Tec Industries, LOI
Page 6



                       (b) Any information about Ordacard which Ambient obtains or has obtained during its due diligence review other than information which is generally available to the public or becomes generally available to the public other than as a result of a breach of this subparagraph (b) is referred to herein as the "Ordacard Information." Ambient agrees to use reasonable efforts to keep confidential the Ordacard Information, except that Ambient can disclose the Ordacard Information to its employees, agents, representatives, investment bankers and professional advisors (including accountants and attorneys).

                       (c) The Initial Closing and Final Closing of the Merger is also subject to the completion, on or prior to the date of execution of the Definitive Agreements, of and Ordacard's satisfaction with a due diligence review of Ambient's business, including its financial condition and operations. Immediately after the execution and delivery of this letter, Ambient agrees to arrange for Ordacard and its representatives to have access to Ambient's books and records (including copies of all material contracts, budgets, projections, customer order books and supplier data) employees, professional representatives (including counsel and accountants), major creditors (including its existing lenders) as well as such other information and other persons relating to Ambient's business as Ordacard may reasonably request.

                       (d) Any information about Ambient which Ordacard obtains or has obtained during its due diligence review other than information generally available to the public or becomes generally available to the public other than as a result of a breach of this subparagraph (d) is referred to herein as the "Ambient Information." Ordacard agrees to use reasonable efforts to keep confidential the Ambient Information, except that Ordacard can disclose the Ambient Information to its employees, agents, representatives, and professional advisors (including accountants and attorneys).

                       (e) In the event either Ambient or Ordacard or their respective representatives is required by law to disclose any of the Ordacard Information or the Ambient Information as applicable, it shall give prompt written notice thereof to the other party and shall fully cooperate with the other party should the other party wish to seek a protective order.

                       (f) If this letter is terminated or the Definitive Agreements are terminated, each party agrees, upon written request from the other, to return or destroy any information it may have received pursuant to the provisions hereof as identified in the request.

                       (g) The parties acknowledge that neither would have an adequate remedy at law in the event of a breach of the provisions of this paragraph 8 and accordingly agree that each shall be entitled to an injunction and specific performance without the necessity of posting and/or pricing special damages or irreparable injury.



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Ordacard Hi-Tec Industries, LOI
Page 7




               Upon the execution of this Letter, the parties agree to enter into confidentiality agreements.

               9.    CONDITIONS TO TRANSACTION.

                     (a) INITIAL CLOSING CONDITIONS. The consummation of the Initial Closing of the Merger is subject to the following additional terms and conditions:

                          (i) The receipt of any necessary consents, waivers or
clearances from any governmental authorities, banks or any other third parties to the contemplated transactions;

                          (ii) The approval of the Board of Directors of Ambient
and Ambient Sub and the approval of the shareholders of Ambient Sub;

                          (iii) The approval of the Board of Directors of
Ordacard and the shareholders of Ordacard;

                          (iv) There being no material adverse change in the
condition (financial or otherwise) of the business, assets, properties, liabilities, prospects or results of operations of Ordacard or Ambient from that reflected in their respective December 31, 1997 financial statements;

                          (v) The respective deliveries of audited financial
statements of Ordacard and Ambient, certified by an accounting firm satisfactory to Ambient and Ordacard, respectively, covering the period required by applicable rules adopted by the Securities and Exchange Commission;

                          (vi) The receipt by Ambient from each of the Ordacard
Shareholders of lock-up agreements with respect to the Ambient Acquired Shares containing such terms as shall be required by the managing underwriter of the Equity Financing; provided the Ordacard Shareholder's lock-up shall not be more restrictive than the lock-up applicable to any Ambient shareholder who had not acquired their shares in the initial public offering of Ambient. The lock-up agreements will be effective as of the date of Final Closing;

                          (vii) The delivery of customary opinions of counsel
(which shall include, but not be limited to, an opinion from Israeli counsel that the Israeli law and Tax Law permit Ordacard, an Israeli corporation, to merge with and into Ambient Sub, an Israeli corporation, pursuant to Section 234 of the ICO);

                          (viii) Execution and delivery of mutually satisfactory
Definitive Agreements and related agreements;



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Ordacard Hi-Tec Industries, LOI
Page 8



                          (ix) The receipt by the Ambient, Ordacard and the
Ordacard Shareholders of a written opinion, to their satisfaction, that the consummation of the Merger and the transactions contemplated herein, will not result in adverse tax consequences to the Ordacard, Ambient, or Ambient Sub or to any of their respective shareholders under applicable tax law;

                          (x) The receipt by Ordacard and Ambient of a
pre-ruling from the Israeli Income Tax Commission;

                          (xi) The receipt by Ordacard and Ambient Sub of a
court order from an Israeli court of competent jurisdiction required to consummate the Merger; and

                          (xii) The receipt by Ambient and Ordacard of the
approval of the Restrictive Trade Practices Commission, pursuant to the Restrictive Trade Practices Law (1988), to the extent applicable; and

                          (xiii) The Initial Closing shall occur not later than
November 1, 1998.

        The date on which all of the above Initial Closing conditions have been satisfied (or waived) is referred to herein as the "Initial Closing Date" or the "Initial Closing."

                     (b) FINAL CLOSING CONDITIONS. The consummation of the Final Closing of the Merger is further subject to the satisfaction or waiver of the following additional terms and conditions:

                          (i) The consummation by Ambient of a private or public
offering of equity securities of Ambient resulting in minimum net proceeds, after commissions and expenses, of $7.5 million (the "Equity Financing"), free and clear of any lien, attachment, debt or encumbrance. For the removal of doubt , it is hereby clarified that upon completion of the Merger, the Notes shall become the liability of Ambient Sub and not of Ordacard. Ambient and Ordacard shall discuss and incorporate in the Definitive Agreements the effect, if any, an Equity Financing of more or less than $7.5 million net proceeds should have upon the Merger and the Notes. Ordacard acknowledges and agrees that the offering documents with respect to the Equity Financing (the "Offering Documents") will disclose financial and other business information of Ambient on a pro forma basis giving effect to the Merger. Ordacard agrees to provide Ambient, at its own expense, with all financial information, contracts, employee, customer, supplier and research and development data, and such other information relating to Ordacard's business as Ambient or its counsel shall deem relevant to the Offering Documents. Ordacard further acknowledges that the Final Closing of the Merger will be a condition to the closing of the Equity Financing,




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Ordacard Hi-Tec Industries, LOI
Page 9



                          (ii) There being no material adverse change in the
condition (financial or otherwise) of the business, assets, properties, liabilities, prospects or results of operations of Ordacard or Ambient from that reflected in their respective December 31, 1997 financial statements;

                          (iii) The delivery of audited financial statements of
Ordacard, certified by an accounting firm satisfactory to Ambient, covering the period required by applicable rules adopted by the Securities and Exchange Commission; and

                          (iv) The agreement of the Ordacard Shareholders, if
required by the Israeli Tax Commissioner or other appropriate taxing authority in Israel, to deposit the Ambient Acquired Shares with a trustee appointed by the Commissioner until certain taxes are paid.

The date on which all of the above Final Closing conditions have been satisfied (or waived), which shall occur on December 31, 1998 and the closing of the transactions contemplated in the Definitive Agreements, is referred to herein as the "Final Closing Date" or the "Final Closing."

               10. PUBLIC COMMUNICATIONS. Between the date hereof and the Final Closing Date or the earlier termination of this letter, neither party nor their respective agents, without the prior consent of the other, shall make any public statement or announcement or any release to trade publications or through the press or otherwise with respect to the proposed Merger, except as may be necessary to comply with the requirements of any law, governmental order or regulation, in which case, the provisions of paragraph 8(e) hereto shall apply. The parties acknowledge that Ambient may make such public announcements and filings with the U.S. Securities and Exchange Commission and other governmental agencies as are required by law to reveal the existence of this letter, provided that any such disclosure is first approved by Ordacard or its representatives. The parties agree that in any such release or disclosure, the parties shall not name or reference any Ordacard Shareholder without the written consent as to such release and disclosure by such person or entity.

               11. EXPENSES; FEES. All costs and expenses incurred in connection with the transactions contemplated herein (including but not limited to expenses and fees incurred by a party in the preparation of its audited financial statements) shall be paid by the party incurring such costs and expenses.

               12. EXCLUSIVITY. From the date hereof until August 1, 1998 or the earlier termination of this letter, neither Ordacard nor any of the Ordacard Shareholders, nor Ambient shall solicit or engage in any discussions with, or enter into any agreement or understanding with any other person or entity (other than Ambient) relating to the acquisition of the Ordacard Stock, or the acquisition of Ordacard's business, the Ambient stock, the acquisition of the Ambient business, or any business




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Ordacard Hi-Tec Industries, LOI
Page 10



combination or merger involving Ordacard or Ambient, other than as expressly contemplated herein. If Ordacard or Ambient receive any proposal with respect to same, it shall immediately upon the receipt thereof provide all relevant particulars of such proposal to the other party, subject to paragraph 5(g).

               13. TERMINATION. Subject to Section 15, this letter shall terminate:

                   (a) by mutual written agreement;

                   (b) if mutually agreeable Definitive Agreements with respect to the Merger shall not have been executed and delivered on or before August 1, 1998;

                   (c) on not less than five business days (the "Advance Notice Period") prior written notice by either party at any time prior to the execution of the Definitive Agreements if its ongoing due diligence investigation discloses material adverse information concerning the other, or if it reasonably determines that any of the conditions precedent outlined briefly above cannot be met, as set forth in said notice, it being understood that during said Advance Notice Period, the other party may meet the condition precedent or correct the adverse changes described in the notice in which event the termination notice shall be null and void;

                   (d) By either party as a result of a breach by the other of paragraph 5, 8, 10 or 12 hereof; or

                   (e) Automatically upon the execution and delivery of Definitive Agreements; or

                   (f) If the Equity Financing shall not close on or before December 31, 1998.


               14. GOVERNING LAW. This letter shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflict of laws provisions thereof). Any action or proceeding of whatsoever kind or nature with respect to or arising out of this Note shall be instituted and tried only in the federal or state courts located within the County and State of New York, and each party hereto waives a jury trial and any right to cause such action or proceeding to be instituted or tried elsewhere.

               15. SCOPE OF LETTER. This letter constitutes a statement of the mutual intentions of the parties with respect to the transactions described herein, does not contain all matters upon which agreement must be reached in order for such transactions to be consummated, and does not constitute a binding commitment with respect to the proposed transactions. Notwithstanding the foregoing, the provisions of paragraphs 5 and 8 through 14 are agreed to be fully binding upon the parties upon the execution of this letter.


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Ordacard Hi-Tec Industries, LOI
Page 11


Upon termination of this letter as provided in paragraph 13 above, neither party will have any obligation to the other relating to such termination unless the termination arises from a breach of paragraphs 5 or 8 through 14 of this letter, or the bad faith, willful misconduct or gross negligence of a party. The provisions of Sections 5, 8(b), 8(d) through (g), 10, 11, and 14 shall survive the expiration or termination of this Letter.

        Please indicate your agreement and acceptance of the terms and conditions of this letter by executing this letter in the space designated below whereupon this letter shall constitute a letter of intent between the parties in accordance with the terms and provisions set forth above.


                                       Very truly yours,

                                       AMBIENT CORPORATION

                                       By: /s/ Jacob Davidson
                                           -----------------------------
                                               Jacob Davidson, President


AGREED AND ACCEPTED:

                                               USBC Capital Corporation

Ordacard Hi-Tec Industries (1995) Ltd.

By:                                           By:_______________________________

      Name: E. Garber     D. Naveh            Name:
                                                   -----------------------------

      Title:                                       Title:
            ----------------------------                 -----------------------

/s/ Elie Garber
------------------------                      ----------------------------------
Elie Garber                                   Lily  Silver


------------------------                      ----------------------------------
Amir Galil                                    Paul Kittay






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Ordacard Hi-Tec Industries, LOI
Page 12




EXHIBIT A



                              ORDACARD SHAREHOLDERS



Name of Shareholder                      No. of Shares of                  % of Outstanding
-------------------                          Capital                         Capital Stock
                                         Stock Held by                     ----------------
                                         -------------
                                          Shareholder
                                          -----------
Elie Garber                                 145,000                             36.25%
Amir Galil                                   72,500                             18.125
Lily Silver                                  72,500                             18.125
Paul Kittay                                  10,000                                2.5
USBC Capital Corporation                    100,000                                 25%
                                            =======                             =======
      Total                                 400,000                                100%